DRAFT                                                                Exhibit 5.1

                                Holmes Financing (No. 8) PLC
                                Abbey National House
                                2 Triton Square
                                Regent's Place
                                London
                                NW1 3AN




Sender's Reference: MSXH/GO/YNL


FORM OF SLAUGHTER AND MAY OPINION AS TO VALIDITY OF NOTES



                                                      {circle} 2004


Holmes Financing (No. 8) PLC                          Your reference
Abbey National House
2 Triton Square                                       Our reference
Regent's Place                                        MSXH/GO/YNL
London                                                Direct line
NW1 3AN                                               020 7090 3366
(the "COMPANY")




Dear Sirs,

[$1,895,000,000 SERIES 1 CLASS A NOTES DUE APRIL 2005
$62,900,000 SERIES 1 CLASS B NOTES DUE JULY 2040
$107,300,000 SERIES 1 CLASS C NOTES DUE JULY 2040
$1,500,000,000 SERIES 2 CLASS A NOTES DUE APRIL 2011
$51,000,000 SERIES 2 CLASS B NOTES DUE JULY 2040
$87,000,000 SERIES 2 CLASS C NOTES DUE JULY 2040 AND
$500,000,000 SERIES 4 CLASS A2 NOTES DUE JULY 2040] (TOGETHER, THE "NOTES")

REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 333-112028)

We have acted as English legal advisers to the Company in connection with the above-referenced Registration Statement in respect of the proposed issue of the Notes by the Company.

Unless the context otherwise requires, expressions defined in the Issue Documents (as defined below) have the same meanings when used in this opinion and, where the context requires, references to the Notes include references to the Notes in global form.

We have examined copies of the documents mentioned in the Schedule to this opinion and such other documents as we have considered necessary.

We have not made any investigation of, and do not express any opinion on, the law of any jurisdiction other than England and Wales.

We have assumed:-

(A) the capacity, power and authority of each of the parties (other than the Company, Holmes Funding Limited, Holmes Trustees Limited and Abbey National plc (together the "RELEVANT PARTIES")) to execute, deliver and perform the terms of the documents


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      specified in Part I of the Schedule to which they are party (together, the "ISSUE DOCUMENTS");

(B)   the due execution and delivery of the Issue Documents;

(C) that the copies of the Memorandum and Articles of Association of the Relevant Parties examined by us are complete and up to date and would, if issued today, comply, as respects the Articles of Association, with
      Section 380 of the Companies Act 1985;

(D) that the Notes will be duly executed, issued and authenticated in accordance with the provisions of the Underwriting Agreement, the Eighth Issuer Paying Agent and Agent Bank Agreement and the Eighth Issuer Note Trust Deed;

(E) that no law of any jurisdiction outside England and Wales would render such execution, delivery or issue illegal or ineffective and that, insofar as any obligation under any of the Issue Documents or the Notes is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(F) that the information disclosed by our searches on [{circle}], 2004 at the office of the Registrar of Companies in London and at the Central Registry of Winding up Petitions [{circle}], 2004 in relation to the Relevant Parties was then complete, up to date and accurate and has not since then been materially altered or added to, and no petition for an administration order in respect of any of the Relevant Parties has been presented in any court in England and Wales;

(G) that the Minutes referred to in Part II of the Schedule are a true record of the proceedings described therein of duly convened, constituted and quorate meetings of the Boards of Directors of the Relevant Parties acting in the interests and for a proper purpose of the respective Relevant Party, and that the relevant meetings were duly held and that the authorisations given thereat have not subsequently been revoked or amended;

(H) and have not verified the accuracy in respect of factual matters referred to in each Issue Document (including, without limitation, the accuracy of the representations and warranties therein);

(I) that the Issue Documents will in all material respects relevant hereto be executed and delivered substantially in the form of the relevant exhibit to the Registration Statement;

(J) that none of the parties to the Issue Documents has taken or will take any action in relation to the Notes (i) which would be a contravention of
      Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") or
      (ii) in consequence of anything said or


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      done by a person in the course of carrying on investment business (within the meaning of the FSMA) in contravention of that Section;

(K) that (i) none of the Issue Documents will be entered into and none of the Notes will be issued in consequence of a communication in relation to which there has been or will be a contravention of Section 21 of the FSMA and (ii) no person has communicated or will communicate any inducement or invitation to engage in investment activity (within the meaning of the FSMA) in connection with the Issue Documents or the issue of the Notes in contravention of Section 21 of the FSMA; and

(L) that any party to any of the Issue Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the issue, offering or sale of the Notes.

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters of fact not disclosed to us, we are of the opinion that the Notes will constitute valid and binding obligations of the Company.
As a result, those obligations would be enforceable in proceedings before the English courts.

Our opinion is qualified by the following reservations:-

(A) We do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

(B) Any enforcement of the obligations of the Company in proceedings before the English courts would be by way of grant of a remedy in the event of a breach of those obligations. The nature and availability of the remedies provided by the English courts would depend on the circumstances. These remedies, including an order by the court requiring the payment of damages or the payment of a sum due, would be available subject to principles of law, equity and procedures of general application. Some remedies, including an order by the court requiring specific performance of an obligation or the issue of an injunction, would be entirely within the discretion of the court. The possibility of obtaining any remedy would be lost if proceedings were not to be commenced within certain time limits. The English courts have power to stay proceedings and may decline jurisdiction, notably if concurrent proceedings are being brought elsewhere. Accordingly, enforcement of the obligations of the Company under the Notes would not be certain in every circumstance.

(C) The obligations of the Company under the Notes will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Slaughter and May under the caption "Legal matters" in the Prospectus. In giving such consent, we do not admit that we are "experts", within the meaning of the term used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                               Yours faithfully,

                                   SCHEDULE

                                    PART I

1. Draft Underwriting Agreement dated {circle}, 2004 in respect of the Series 1 Issuer Notes, the Series 2 Issuer Notes and the Series 4 Class A1 Issuer Notes between the Company, Abbey National plc, Holmes Funding Limited, Holmes Trustees Limited, Barclays Capital Inc., Lehman Brothers Inc., UBS Securities LLC and {circle} exhibited as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

2. Draft Eighth Issuer Note Trust Deed dated {circle}, 2004 between the Company and [The Bank of New York] exhibited as Exhibit 4.6. to the Registration Statement (the "EIGHTH ISSUER TRUST DEED").

3. Draft Eighth Issuer Paying Agent and Agent Bank Agreement dated {circle}, 2004 between the Company, The Bank of New York, JPMorgan Chase Bank, London Branch, J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank, New York Branch, exhibited as Exhibit 4.7 to the Registration Statement (the "EIGHTH ISSUER PAYING AGENT AND AGENT BANK AGREEMENT").


                                    PART II

4. The Minutes of a Meeting of the Board of Directors of the Company held on {circle}, 2004.

5. The Minutes of a Meeting of the Board of Directors of Holmes Funding Limited held on {circle}, 2004 signed by Martin McDermott as Chairman of that Meeting.

6. The Minutes of a Meeting of the Board of Directors of Holmes Trustees Limited held on {circle}, 2004 signed by Martin McDermott as Chairman of that Meeting.

7. Copy of an extract from the Minutes of a Meeting of the Board of Directors of Abbey National plc held on {circle}, 2004 certified by the [Authorised Representative] on behalf of the company on {circle}, 2004.

8. Copies of the Memorandum of Association and Articles of Association of the Company, from our searches of the records of the office of the Registrar of Companies in London of {circle}, 2004.

9. Copies of the Memorandum of Association and Articles of Association of Holmes Funding Limited from our searches of the records of the office of the Registrar of Companies in London of {circle}, 2004.

10. Copies of the Memorandum of Association and Articles of Association of Holmes Trustees Limited from our searches of the records of the office of the Registrar of Companies in London of {circle}, 2004.

11. Certified copies of the Memorandum of Association and Articles of Association of Abbey National plc, each dated {circle}, 2004.